Exhibit 99.1
May 28, 2009
Stephen A. Snider
Chairman of the Board
Exterran GP LLC
16666 Northchase Drive
Houston, Texas 77060
Dear Steve:
This letter is to notify you that I hereby resign from the Exterran GP LLC (the “Company”) Board of Directors effective May 28, 2009.
Please be advised that I have no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
Sincerely,
/s/ MARK A. MCCOLLUM
Mark A. McCollum